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                                                                    Exhibit 1.1
                               2,000,000 Shares

                             D.E. FREY GROUP, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT



NEIDIGER, TUCKER, BRUNER, INC.
with FREY & COMPANY, INC., as co-manager as Representative of the several Underwriters named in
Schedule I attached hereto
c/o Neidiger, Tucker, Bruner, Inc.
300 Plaza Level
1675 Larimer Street
Denver, Colorado 80202

                                                        __________________, 1999

Gentlemen:

     D.E. Frey Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters"), on whose behalf Neidiger, Tucker, Bruner, Inc. ("NTB") is acting as representative (the "Representative"), an aggregate of 2,000,000 shares (the "Firm Shares") of its common stock, par value $.10 per share (the "Common Stock"). The Underwriters will have the option to purchase from the Company up to an additional 300,000 shares of Common Stock (the "Additional Shares") solely to cover over-allotments in the sale of the Firm Shares. The Firm Shares and any Additional Shares to be purchased by the Underwriters are referred to collectively herein as the "Shares". The Shares are more fully described in the Registration Statement, as defined below. The Company also proposes to sell to NTB individually, and not in its capacity as Representative, five-year warrants (the "Representative's Warrants") to purchase for 120% of the public offering price of the Firm Shares, an aggregate of 200,000 shares of Common Stock as provided in Section 2 hereof. The Representative's Warrants and the shares of Common Stock issuable upon exercise of the Representative's Warrants are referred to collectively herein as the Representative's Securities".

     D.E. Frey and Company, Inc., a wholly-owned subsidiary of the Company, will be a co-manager of the offering subject to the Representative.

     The Representative has advised the Company that it is authorized to enter into this Agreement on behalf of the several Underwriters and that the several Underwriters are willing, severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names on Schedule I. The term "Underwriters" refers to any individual member of the underwriting syndicate and includes any party or parties substituted for an Underwriter pursuant to Section 10 hereof.
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        1.    Representations and Warranties of the Company. The Company
represents and warrants to, and agrees with, each of the Underwriters that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333- _____), and an amendment or amendments thereto, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement"; and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

              (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b)) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not or will not contain an untrue statement of a material fact and did not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (iii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When the preliminary prospectus dated _________________, 1999 relating to the Shares was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use in connection with the preparation thereof.

              (c) Hein & Associates LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants with respect to the Company as required by the Act and the Regulations.

              (d) The Company has no subsidiaries other than D.E. Frey & Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Subsidiary"). Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiary taken as a whole, whether or not arising from transactions in the ordinary course of business (a

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"Material Adverse Effect"), and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has incurred or undertaken any liabilities or obligations, direct or contingent which are material to the Company and the Subsidiary taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

              (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

              (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
(i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to any agreement, instrument, franchise, license or permit to which the Company or the Subsidiary is a party or by which either of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or the Subsidiary or any judgment, decree or order of any court, or, rule or regulation of any governmental or regulatory agency or body having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws and the rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters.

              (g) All of the outstanding shares of the Company's Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights, except such rights as have been waived. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights, except such rights as have been waived. The Company had, at ________________, 1999, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The holders of the outstanding shares of Common Stock have no rights of rescission with respect to such shares. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, convertible security or other instrument which is convertible into or exercisable or exchangeable for capital stock of the Company, except as described in the Prospectus. Common Stock, the Firm Shares, the Additional Shares and the Representatives Warrants conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

              (h) Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not, individually or in the aggregate, have a Material Adverse Effect. Each of the
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Company and the Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

              (i) Neither the Company nor the Subsidiary is in violation or default of (i) any provision of its certificate of incorporation or bylaws (or other organizational documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for violations or defaults that would not, individually or in the aggregate, have a material Adverse Effect.

              (j) Except as described in the Prospectus, there is no litigation or proceeding by a governmental or regulatory agency to which the Company or the Subsidiary is a party or to which any property of the Company or the Subsidiary is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or the Subsidiary which might reasonably be expected to result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

              (k) There is no statute, regulation, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or, in the case of a contract or other document to be filed as an exhibit to the Registration Statement, that is not described or filed, as the case may be, as required.

              (l) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale or resale of the Shares.

              (m) The financial statements, including the notes thereto, and the supporting schedule included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiary as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedule included in the Registration Statement presents fairly the information required to be stated therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

              (n) Except such rights as have been waived or as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

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              (o)  The Company is not and upon consummation of the transactions contemplated hereby will not be, subject to registration as an investment company under the Investment Company Act of 1940.

              (p) The Common Stock of the Company, including the Shares, has been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

              (q) No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing, threatened or imminent labor dispute or disturbance by the employees of any of its principal customers, suppliers, contractors or providers of outsourced services that might have a Material Adverse Effect.

              (r) The Company and the Subsidiary own, possess, license or have rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except as described in the Prospectus, (i) to the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property, (ii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, (v) to the Company's knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property and (vi) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office. True and correct copies of all material licenses and other material agreements between the Company, the Subsidiary and any third parties relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters or their counsel.

              (s) The Company and the Subsidiary (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate, have a Material Adverse Effect

              (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or

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compliance with Environmental Laws or any permit license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

              (u) The Company and the Subsidiary own no real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiary; and any real property and buildings held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiary, in each case except as described in or contemplated by the Prospectus.

              (v) The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as (i) the Company believes are prudent and customary in the businesses in which it is engaged and (ii) are consistent with insurance coverage maintained by similar companies in similar businesses; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

              (w) The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with managements general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (x) No relationship, direct or indirect, exists between or among the Company or the Subsidiary on the one hand, and the directors, officers, stockholders, customers, suppliers or providers of outsourced services of the Company or the Subsidiary on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

              (y) The Company and the Subsidiary have implemented a comprehensive program to analyze and address the risk that their internal information technology and non-information technology systems may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and the Company believes, based on such assessment, that it and the Subsidiary's computer hardware and software systems are and will be able to process date information prior to and after December 31, 1999 without any errors, aborts, delays or other interruptions in operations associated with the Year 2000 Problem; and the Company has contacted those of its vendors with whom it has important financial or operational relationships and believes (i) based on information received from such vendors, that each such vendor has remedied or wilt remedy on a timely basis the Year 2000 Problem and (ii) that it could find a suitable replacement vendor without significant delay or expense in the event that any such vendor fails to remedy on a timely basis the Year 2000 Problem.

              (z) Each of the Company and the Subsidiary has filed with the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all

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tax returns, including franchise tax returns, which are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns and all assessments received by them to the extent that the same have become due; and the provisions for income taxes payable, if any, shown on the consolidated financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Neither the Company nor the Subsidiary has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company or the Subsidiary.

              (aa) The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary's capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary's property or assets to the Company, except as described in or contemplated by the Prospectus.

              (bb) Each of the Company and the Subsidiary has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Income Security Act of 1974, as amended ("ERISA") and the regulations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations) in which employees of the Company and the Subsidiary are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations. The Company and its Subsidiary have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

              (cc) Neither the Company nor any of its affiliates has incurred any liability or obligation for any finder's fees or similar arrangements in connection with the transactions herein contemplated.

              (dd) There are no agreements, claims, payments, arrangements or understandings, whether oral or written, with respect to the sale of the Shares by, between or otherwise with respect to the Company or the Subsidiary or any officer, director, shareholder, partner, employee or affiliate of the Company or the Subsidiary that may affect the Underwriters' compensation in connection with the sale and distribution of the Shares as determined by the National Association of Securities Dealer's, Inc. ("NASD") or for which the Company or any Underwriter may be responsible.

              (ee) The minute books and stock record books of the Company and the Subsidiary are complete and correct and accurately reflect all material corporate actions authorized or approved by their respective shareholders and Board of Directors and all committees thereof, including the audit committee and compensation committee of the Board of Directors, and all issuances and transfer of shares of the capital stock of the Company and the Subsidiary.

              (ff) Except as disclosed in the Registration Statement and the Prospectus, the Company has not issued, sold or offered for sale within the last three years any shares of its Common Stock, any right to acquire any shares of its Common Stock or any securities or instrument exercisable for or convertible into any shares of its Common Stock.

              (gg) Neither the Company nor to best of the Company's knowledge any officer, director or employee of or agent acting on behalf of the Company or the Subsidiary has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any

                                       7
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contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure,
(ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company, or (iv) engaged in any transaction on behalf of the Company, maintained any bank account for the Company, or used any corporate funds of the Company, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

              (hh) The Company is not, and upon completion of the transactions contemplated hereby will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

              (ii) The Company has obtained from each shareholder of the Company an enforceable written agreement that for the agreed upon terms, such shareholder will not, without the Representative's prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or other dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for shares of Common Stock.

              (jj) The Company has (i) entered into an employment agreement with each of _______________, ______________, and ______________ the forms filed as Exhibits _____, _____ and _____, respectively, to the Registration Statement, and (ii) purchased term key-person insurance on the lives of __________________ and ________________ each in the amount of $1,000,000, which policies name the Company as the beneficiary thereof.

        2.    Purchase, Sale and Delivery of the Shares.

              (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $.____, the number of Firm Shares set forth opposite the respective names of the Underwriters on Schedule I hereto subject to adjustments in accordance with Section 10 hereof.

              (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of the Representative, 300 Plaza Level, 1675 Larimer Street, Denver, Colorado 80202, or at such other place as shall be agreed upon by the Representative and the Company, at _______ a.m. on the third or fourth full business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the effectiveness of the Registration Statement, or such other time not later than 10 business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Closing Date. If the Representative so elects, delivery of the Firm Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

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              (c)  In addition, the Company hereby grants to the Underwriters the option to purchase up to 300,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before 45 days following the date of the Prospectus, by oral notice by the Representative to the Company, which must be confirmed in writing. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representative, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the ("Additional Closing Date"); provided, however, that the Additional Closing Date will not be earlier than the Closing Date or earlier than the third full business day after the date on which the option shall have been exercised nor later than the ten full business days after the date on which the option shill have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit the Representative to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date, if the Representative so elects, delivery of the Additional Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to 2,000,000, subject, however, to such adjustments to eliminate any fractional shares as the Representative in its sole discretion shall make. Payment for the Additional Shares shall be made by wire transfer of immediately available funds to an account designated by the Company, and the closing shall take place at the offices of the Representative, 300 Plaza Level, 1675 Larimer Street, Denver, Colorado 80202, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to the Representative for the respective accounts of the Underwriters.

              (d) On the Closing Date, the Company will sell the Representative's Warrants to the Representative or to the Representatives' permitted designees limited to officers of the Representative, members of the selling group and/or their officers or partners (collectively, the "Representative's Designees"). The Representative's Warrants will be in the form of, and substantially in accordance with, the provisions of the Representative's Warrants filed as an exhibit to the Registration Statement. The purchase price for the Representative's Warrants is One Hundred Dollars ($100.00). The Representative's Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one (1) year from the date of effectiveness of the Registration Statement except to the Representative's Designees. Payment for the Representative's Warrants will be made to the Company by check or checks payable to its order on the Closing Date against delivery of the certificates representing the Representative's Warrants. The certificates representing the Representative's Warrants will be in such denominations and such names as the Representative mutually instructs the Company in writing.

        3. Offering by Underwriters. Upon the Representative's authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

        4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

              (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing. The Company will notify the Representative immediately (and, if requested by the Representative, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the filing of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which the Representative shall reasonably object in writing after being timely furnished in advance a copy thereof.

              (b) If at any time when a Prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Representative or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the judgment of the Representative or the Company, at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representative) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

              (c) The Company will promptly deliver to each of the Representative one signed copy of the Registration Statement including exhibits and all amendments thereto, and will maintain in the Company's files manually signed copies of such documents for at least five years from the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as the Representative may reasonably request.

              (d) If the Representative shall request within a reasonable time before the effective date of the Registration Statement, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (the " Prospectus Delivery Period");
(ii) it shall disclose the same information as the paper Prospectus and Prospectus filed with the Commission through its "EDGAR" system (as such term is defined in Regulation S-T promulgated by the Commission), except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Representative that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time).

              (e) The Company will endeavor in good faith, in cooperation with the Representative and counsel for the Underwriters, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof, but in no event for longer than one year; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in actions other than those arising out of the offering or sale of the Shares.

              (f) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

              (g) During a period of three years from the effective date of the Registration Statement, the Company shall engage and maintain, at its expense,
(i) American Securities Transfer & Trust, Inc., Denver, Colorado as the registrar and transfer agent for the Common Stock; and (ii) a financial public relations firm and acceptable to the Company and the Representative. Such public relations firm, or its successor, will be engaged for a period of four consecutive six-month terms commencing with the Closing Date; provided that any renewal of such firm's engagement shall be subject to approval by the Representative.

              (h) During the period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative issue, offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock provided, however, that the Company may (i) sell the Shares and the Representative's Warrants hereunder, (ii) issue Common Stock pursuant to any employee stock option plan, stock ownership plan, retirement plan or dividend reinvestment plan of the Company in effect on the date of this Agreement and described in the Prospectus, (iii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date of this Agreement and described in the Prospectus and (iv) issue and sell shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant or issue any options, rights or warrants to purchase shares of Common Stock and issue shares of Common Stock upon conversion, exercise of exchange thereof in connection with raising additional capital or making acquisitions (all such shares of Common Stock referred to in clauses (ii), (iii) and (iv) are collectively referred to as "Supplemental Shares") so long as each person who acquires any Supplemental Shares enters into an agreement with the Company that contains provisions to the effect that such person may not sell, offer to sell, solicit an offer to buy, contract to sell, pledge, grant any option to purchase, or otherwise transfer or dispose of, any such Supplemental Shares, without the prior written consent of the Representative at any time during the period of 12 months from the date of the Prospectus

(which agreement shall provide that such provisions may not be amended, nor may the performance of any obligations under such provisions be waived, without the prior written consent of the Representative), and the certificates evidencing such Supplemental Shares bear a legend that sets forth such restrictions on transfer or disposition.

              (i) The Company shall cause (i) each officer and director of the Company and each holder of 5% or more of the Company's Common Stock (or securities convertible into shares Common Stock) to furnish to the Representative, prior to the date of this Agreement, in form and substance satisfactory to Representative's counsel, whereby each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option or other right to purchase or otherwise dispose of or contract to dispose of any of their shares of the Company's Common Stock (or any security convertible into shares of the Company's Common Stock) without the Representative's prior written consent during the 12 month period following the effective date of the Registration Statement; and (ii) at least 75% of the other holders of the Company's Common Stock (or other security convertible into Common Stock) to furnish to the Representative, prior to the date of this Agreement, a written agreement, in form and substance satisfactory to Representative's counsel whereby each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option or other right to purchase or otherwise dispose of or contract to dispose of any of their shares of the Company's Common Stock (or any security convertible into shares of the Company's Common Stock) for a period of 180 days from the effective date of the Registration Statement without the Representative's prior written consent. Except as the Representative may consent, in its sole discretion, the foregoing agreements shall also provide that any sale of shares of the Company's Common Stock by any such person during the 18 month period from the effective date of the Registration Statement, and which sale is made pursuant to Rule 144 under the Act (or comparable provision under the Act) shall be made only in a transaction or transactions by or directly with the Representative or D.E. Frey and Company, Inc., provided the compensation charged by the Representative or D.E. Frey and Company, Inc., as the case may be, is competitive with other broker-dealers.

              (j) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of
(i) all reports to the Company's shareholders; (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange; and such additional information concerning the business and financial condition of the Company as the Representative may reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense.

              (k) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

              (l) The Company will use its best efforts to maintain the inclusion of the Common Stock for listing on the American Stock Exchange.

              (m) The Company shall take all necessary action, on an expedited basis, to be included in Standard and Poor's Corporate Records, Stock Quotes and Stock Guide published by Standard and Poor's Corporation and to continue such inclusion for a period of not less than seven years from the Closing Date.

              (n) Until that date which is 90 days after the Closing Date, the Company shall not, without the prior approval of the Representative issue or permit any press release or other communication or hold any press conference with respect to the Company or its activities or the offering of the Shares, other than trade releases issued in the ordinary course of the Company's business and approved by the Company's counsel.

              (o) During a period of 12 months from the Closing Date, the Company will not authorize or otherwise effect any change in the compensation to any officer and/or director of the Company without 30 days' prior written notice to the Representativ e.

              (p) On the Closing Date, the Company shall enter into a consulting agreement, retaining the Representative as a financial consultant to the Company for a period of 24 months at a fee of $48,000 payable in full on the Closing Date. Such consulting agreement shall also provide for compensation to the Representative as follows: 5% of the first $3 million, 2.5% of any consideration between $3 million and $5 million; 2% of any consideration between $5 million and $10 million; and 1% of any consideration greater than $10 million paid or received by the Company (or its shareholders) in any transaction (including mergers, asset sales and acquisitions) accepted by the Company (or its shareholders) within 36 months from the Closing Date, provided Neidiger, Tucker, Bruner, Inc. introduced the other party to the Company.

              (q) For a period of three years from the Closing Date, the Company shall notify Neidiger, Tucker, Bruner, Inc. in writing at least 30 days before a proposed public offering or private offering involving securities of the Company or any subsidiary (other than bank debt or similar financing, securities offered solely to Company employees or securities issuable in transactions enumerated in Rule 145(a) under the Act) so that Neidiger, Tucker, Bruner, Inc., individually and not in its capacity as Representative or, at Neidiger, Tucker, Bruner, Inc.'s option, with a group of investment bankers associated with Neidiger, Tucker, Bruner, Inc., shall have the right of first refusal to effect the offering on terms at least as favorable to the Company as those set forth in such notice (which notice will specify the price to the underwriter or other method of determining the underwriting discount or fee). Neidiger, Tucker, Bruner, Inc. will notify the Company if Neidiger, Tucker, Bruner, Inc. intends to exercise its right of first refusal within 15 days of receipt by Neidiger, Tucker, Bruner, Inc. of such notice from the Company. If Neidiger, Tucker, Bruner, Inc. fails to exercise the right of first refusal within the 15 day period and the terms of the proposed subsequent financing thereafter are altered in any material respect, the Company shall again offer to Neidiger, Tucker, Bruner, Inc., individually and not in its capacity as Representative, the right of first refusal to effect the financing transaction upon such altered terms and Neidiger, Tucker, Bruner, Inc. shall have 15 days from the date of receipt of such notice to notify the Company of its acceptance. The foregoing preferential rights provided to Neidiger, Tucker, Bruner, Inc. shall continue in effect during the entire three year period despite any exercise or failure to exercise the preferential right granted herein during the stated term.

        5.    Payment of Costs and Expenses.

              (a) Whether or not the transactions contemplated in this Agreement are consummated, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) all expenses (including stock transfer taxes, if any) incurred in connection with the delivery of the Firm Shares and Additional Shares to the Underwriters, (ii) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Underwriters, except as provided in (iii) below) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus and the Prospectus as amended or supplemented, and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters' Questionnaires, Underwriters' Powers of Attorney, Blue Sky Memoranda, Agreement Among Underwriters and Selected Dealer Agreements and any letters transmitting the offering material to selling group members (including costs of shipment and delivery), (iii) all filing fees and fees and disbursements of Underwriters' counsel incurred in connection with the qualification of the Securities under state securities laws as provided in Section 4(e) hereof, (iv) the filing fees of the Commission and

NASD, (v) the fees and expenses of inclusion of the Common Stock on the NASDAQ SmallCap Market as well as and any other securities exchange, (vi) the cost of printing certificates representing the Common Stock, (vii) the cost and charges of the transfer agent or registrar, (viii) the costs of "tombstone" advertisements in such publications as the Representative shall reasonably request, as well as the costs of any other advertising undertaken at the Company's request, (ix) the costs of preparing, printing and distributing two bound volumes for the Representative and Underwriter's counsel, (x) all fees and costs for due diligence information, examinations, (xi) the costs and expenses associated with the production of materials related to and travel expenses incurred by the Company's management and the Representative in connection with, the various meetings to be held between the Company's management and prospective investors; and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise provided for in this section. In addition, the Company shall also pay the Representative, at the applicable Closing Date, a non-accountable expense allowance equal to 2 1/2% of the initial public offering price of the Shares purchased on such Closing Date (including Additional Shares purchased pursuant to the option granted pursuant to Section 2 hereof). If the sale of the Shares provided for herein is not consummated by reason of any termination of this Agreement pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or because any condition of the Underwriters' obligations set forth in Section 6 herein is not fulfilled, the Company shall reimburse Neidiger, Tucker, Bruner, Inc. for all of Neidiger, Tucker, Bruner, Inc.'s accountable out-of-pocket expenses (including fees and disbursements of its counsel) actually incurred by Neidiger, Tucker, Bruner, Inc. in connection with the investigation, preparing to market and marketing of the Shares or in contemplation of performing its obligations hereunder, such reimbursement not to exceed in the aggregate $75,000. Neidiger, Tucker, Bruner, Inc. acknowledges that $45,000 has been paid to it pursuant to the Company's prior agreement that this amount is to be applied against the expense allowance and toward the reimbursement of Neidiger, Tucker, Bruner, Inc. Neidiger, Tucker, Bruner, Inc. agrees that any portion of such $45,000 that is not necessary to reimburse it for its out-of-pocket expenses actually incurred if the sale of the Shares, as contemplated by this Agreement, is not consummated for any reason shall be repaid to the Company.

        6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of each of the representations and warranties on the part of the Company contained herein as of the date of this Agreement and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the performance by the Company of its obligations hereunder and to the following additional conditions:

              (a) The Registration Statement thereto shall have become effective not later than 5:30 p.m., Washington, D.C. time, on the date of this Agreement or such later date and time as shall have been consented to in writing by the Representative; the Prospectus shall have been filed with the Commission in accordance with Section 4(a) hereof; and at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-amendment thereof shall have been issued and no proceedings therefore shall have been initiated or threatened by the Commission.

              (b) The Representative shall not have advised the Company that the Prospectus contains an untrue statement of fact which, in Representative's reasonable opinion, is material, or omits to state a fact which, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

              (c) All proceedings in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Representative and to John G. Herbert, P.C. ("Underwriters' Counsel"), and the Underwriters shall have received from Underwriters'

Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representative may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as such counsel may request for the purpose of enabling them to pass upon such matters.

              (d) At or prior to the date of this Agreement, the Representative shall have received from Underwriters' Counsel, a memorandum or written summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale of the Shares by the Underwriters under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

              (e) At the Closing Date, the Representative shall have received the opinion of Jones & Keller, P.C., counsel for the Company, dated such Closing Date, addressed to the Representative covering the matters set forth on Annex A attached hereto.

              (f) The Representative shall have received at the Additional Closing Date the favorable opinion of the Company's counsel addressed to the Representative, confirming as of such Additional Closing Date the statements made by such counsel in its opinion delivered on the Closing Date.

              (g) At the Closing Date, (i) there shall have been no transaction; not in the ordinary course of business, entered into by the Company after the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus that is materially adverse to the Company; (ii) the Company shall not be in material breach or material default under any provision of any instrument relating to any outstanding indebtedness; (iii) the Company shall not have issued any securities (other than as described in the Registration Statement and other than the Shares and the Representative's Warrants) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there shall not have been any change in the capital stock or any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; and (v) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or involving or affecting its business or properties, before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding could have a material adverse effect on the Company, except as set forth in the Registration Statement and Prospectus.

              (h) At the Closing Date the Representative shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior to the Closing Date have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiary have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in the business prospects, key personnel, operations, condition (financial or otherwise), properties or results of operations of the Company and the Subsidiary taken as a whole, except in each case as described in or contemplated by the Prospectus.

              (i) At the time this Agreement is executed and at the Closing Date, the Representative shall have received a letter, from Hein & Associates LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Representative and in form and substance satisfactory to the Representative, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item ____ of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations of the Commission thereunder; (iii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiary, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and the Subsidiary and the committees of such boards subsequent to _____________, 1999, inquiries of officers and other employees of the Company and the Subsidiary who have responsibility for financial and accounting matters of the Company and the Subsidiary with respect to transactions and events subsequent to _____________,1999 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published Regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles and practices applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company and the Subsidiary included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to ____________, 1999 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and the Subsidiary, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or
(C) that during the period from ____________, 1999 to the date of the most recent available monthly consolidated financial statements of the Company and the Subsidiary and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or any increase, as compared with the corresponding period in the prior fiscal year, in operating loss or total or per share net loss, except for decreases or increases, as the case may be, which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and the Subsidiary set forth in the Registration Statement and the Prospectus, which have been specified by the Representative prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and the Subsidiary or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by the Representative set forth in such letter, and found them to be in agreement.

              (j) No order suspending the offering or sale of the Securities in any jurisdiction designated by the Representative pursuant to Section 4(e) hereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be threatened.

              (k) On the Closing Date, the Company shall have executed and delivered to Neidiger, Tucker, Bruner, Inc. the Representative's Warrants in such denominations and in the names of such permitted designees as shall have been instructed by Neidiger, Tucker, Bruner, Inc. in writing.

              (l) At the time this Agreement is executed, the Common Stock shall have been duly approved for listing on the American Stock Exchange subject to official notice of issuance.

              (m) Since the effective date of the Registration Statement, neither the Company nor the Subsidiary shall have sustained any loss by fire, flood, accident or other calamity, nor shall either of them have become a party to or the subject of any litigation, individually or in the aggregate, which is materially adverse to the Company or the Subsidiary nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position or net worth of the Company or the Subsidiary, whether or not arising in the ordinary course of business, which loss, litigation or change, in the reasonable judgment of the Representative, shall render it inadvisable to proceed with the delivery of the Shares.

              (n) Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section (i) or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which, in any case referred to in clause
(i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

              (o) At or prior to the Closing Date, Neidiger, Tucker, Bruner, Inc. shall have received the written agreements and performance of the matters specified in Section 4 and ___ hereof.

              (p) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents confirming the representations and warranties of the Company and compliance with the conditions contained herein as the Representative may reasonably have requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by the Representative at or at any time prior to the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by the Representative at or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company by telephone or facsimile, confirmed in writing.

        7.    Indemnification.

              (a) The Company will indemnify and hold harmless each Underwriter, its officers, directors and each person, if any, who controls any Underwriter (including each person who may be substituted for an Underwriter as provided in Section 10 hereof) within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, from and against any losses, claims, damages, expenses, liabilities or actions in respect thereof ("Claims"), joint or several, to which such Underwriter, its officers, directors or counsel or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or under any other statute or regulation, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Claims arise out of or are based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus or in any supplement thereto or amendment thereof or in any application or other document executed by the Company or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify any of the Shares for offering and sale under the securities laws thereof or filed with the Commission or any securities association or exchange (any such document, application or information being hereinafter called an "Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made); provided, however, the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein. The Company agrees to reimburse each such indemnified party for any legal fees or other expense as incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such Claims. The indemnification obligations of the Company as provided herein will be in addition to any liability the Company may otherwise have including under this Agreement.

              (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 (a) of the Exchange Act against any Claim to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or under any other statute or regulations or at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representative), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or any amendment or supplement thereto or any Application, or arises out of or is based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in the reliance solely upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have including under this Agreement.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action in respect of a Claim, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7).

In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof; the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

        8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof; in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however that no intent or knowledge of, or access to information or opportunity to correct or prevent any such statement or omission by, D.E. Frey and Company, Inc. shall be attributed to any other Underwriter. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such

Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwater has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of The Exchange Act, each officer of the Company who shall have signed The Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the second preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

        9.   Qualified Independent Underwriter.

             (a) The Company hereby confirms its engagement of the services of Neidiger, Tucker, Bruner, Inc. as, and Neidiger, Tucker, Bruner, Inc. hereby confirms its agreement with the Company to render services as a "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD with respect to the offering and sale of the Shares.

             (b) The QIU hereby represents and warrants to, and agrees with, the Company and the other Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

                  (i) the QIU qualifies as, and constitutes, a "qualified independent underwriter" within the meaning of Rule 2720(b)(l5) of the Conduct Rules of the NASD;

                  (ii) the QIU has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

                  (iii) the QIU has agreed in acting as a "qualified independent underwriter" within the meaning of Rule 2720(b)(l5) of the Conduct Rules of the NASD to undertake the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

                  (iv) based upon, among other factors, the information set forth in the Prospectus and its review of such other documents and the taking of such other actions as the QIU, in its sole discretion, has deemed necessary or appropriate for the purposes of delivering its recommendation hereunder, the QIU recommends, as of the date of the execution and delivery of this Agreement, that the price at which the Shares are to be distributed to the public shall not be higher than that set forth on the cover page of the Prospectus, which price should in no way be considered or relied upon as an indication of the value of the Shares; and

                   (v) the QIU will furnish to the other Underwriters on the Closing Date a letter, dated the date thereof; in form and substance satisfactory to D.E. Frey and Company, Inc. to the effect of clauses (i) through (iv) above.

              (c) The Company, the QIU and the other Underwriters agree to comply in all material respects with all of the requirements of Rule 2720 of the Conduct Rules of the NASD applicable to them in connection with the offering and sale of the Shares. The Company agrees to cooperate with the Underwriters, including the QIU, to enable the Underwriters to comply with Rule 2720 of the Conduct Rules of the NASD and to enable the QIU to perform the services contemplated by this Agreement.

              (d) The Company agrees promptly to reimburse the QIU for all out-of-pocket expenses, including fees and disbursements of QIU's counsel, reasonably incurred in connection with the services to be rendered as QIU hereunder.

              (e) The QIU hereby consents to the references to it in its capacity as "qualified independent underwriter" as set forth under the caption "Underwriting" in the Prospectus.

              (f) The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD with respect to the offering and sale of the Shares and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

        10.   Default by an Underwriter; Substitution.

              (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

              (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be to which such default relates as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

              (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding ten business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

        11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any officer, director or controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof; and shall survive delivery of and payment for the Stares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 12(d) hereof shall survive the termination of this Agreement including termination pursuant to Section 10 or 12 hereof.

        12.   Effective Date of Agreement; Termination.

              (a)  This Agreement shall become effective, upon the later of when
(i) Representative and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., Washington, D.C. time, on the fifth full business day after the Registration Statement will have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representative or by the Representative by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 12 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

              (b) Without limiting the right to terminate this Agreement pursuant to any other provision hereof, the Representative shall have the right to terminate this Agreement at any time on or before the Firm Closing Date or terminate any obligation of the Underwriters to purchase the Additional Shares at any time on or before the Additional Closing Date, as the case may be, if any of the following has occurred since the since the effective date hereof: (A) the Company shall have failed, refused or been unable to perform any agreement or condition on its part to be performed hereunder unless compliance therewith or performance or satisfaction thereof shall have been expressly waived in writing by the Representative; (B) any other condition of the obligations of the Underwriters is not fulfilled; (C) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein (exclusive of any amendment or supplement thereto) to make the statements or information contained therein not misleading in any material respect; (D) any outbreak or escalation of major hostilities in which the United States is involved, a declaration of war by the United States or any other substantial national calamity or emergency; (E) any suspension or limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ or any suspension of listing in the Common Stock of the Company on the American Stock Exchange; or (F) declaration of a banking moratorium by either federal or state authorities or a moratorium in foreign exchange trading by major international banks or persons has been declared.

          (c) if this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to notification by the Representative as provided in Section 10(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by Neidiger, Tucker, Bruner, Inc., reimburse Neidiger, Tucker, Bruner, Inc. for all out-of-pocket expenses (including the fees and expenses of counsel), incurred by Neidiger, Tucker, Bruner, Inc. in connection herewith in the maximum amount of $75,000, inclusive of the $45,000 previously paid to Neidiger, Tucker, Bruner, Inc. by the Company.

          (d) Any notice of termination pursuant to this Section 12 shall be by telephone or facsimile and confirmed in writing.

     13. Notices. All communications hereunder except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter; shall be mailed, delivered, or facsimile and confirmed in writing, to such Underwriter c/o Neidiger, Tucker, Bruner, Inc., 300 Plaza Level, 1675 Larimer Street, Denver, Colorado 80202, Attention of Corporate Finance Department; if sent to the Company, shall be mailed, delivered, or facsimilied and confirmed in writing to the Company, 1700 Lincoln Street, Suite 2200, Denver, Colorado 80202, Attention of Dale E. Frey, Chief Executive Officer.

     14. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters and the Company and the controlling persons, directors and officers referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns " shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     15. Entire Agreement; Amendments. This Agreement, the Representative's Warrant and the Financial Consultant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings, and negotiations with respect to the subject matter hereof, including without limitation a letter of intent dated April 28, 1999 and accepted May 19, 1999 between the Company and NTB. This Agreement may not be amended except in a writing signed by the Representative and the Company.

     16. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. The parties agree, however, that in the event any provision of this Agreement shall be declared invalid or unenforceable, the parties shall negotiate a new provision achieving to the extent possible the purpose of the invalid provision.

     17. Definition of Business Day. For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving any effect to any choice of law or conflict of law provision or rule whether of the state of Colorado or any other jurisdiction that would cause the application of the laws of any jurisdictions other than the State of Colorado.

     If the foregoing correctly sets forth the understanding between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and each of the several Underwriters.

                                        Very truly yours,

                                        D.E. FREY GROUP, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

Accepted as of the date
first above written:

NEIDIGER, TUCKER, BRUNER, INC.
D.E. Frey and Company, Inc., as e-Manager Thomas Weisel Partners LLC

On behalf of themselves and the other
Underwriters named in Schedule I hereto

BY:  NEIDIGER, TUCKER, BRUNER, INC.


By:_____________________________________
   Name:
   Title:

                                  SCHEDULE I


                                        Number of Firm
                                        Shares to be
Name of Underwriter                     Purchased
-------------------                     ---------


Neidiger, Tucker, Bruner, Inc.

D.E. Frey and Company, Inc.

    Total                               2,000,000
    -----